PRELIMINARY DRAFT SUBJECT TO REVIEW

Supplemental Information to the Special Committee of the Board of Directors

Project CEMENT

October 14, 2011

William Blair & Company®

PRELIMINARY DRAFT SUBJECT TO REVIEW

Sensitivity Analysis

William Blair & Company®

PRELIMINARY DRAFT SUBJECT TO REVIEW

DCF - Sensitivity Analysis

- Blair utilized CEMENT's 2012-2016 projections per Management (the "Forecasts") to determine the "free cash flows" of CEMENT for 2012-2016.
- Blair estimated the value of CEMENT at the end of 2016 ("terminal value") utilizing multiples of projected 2016 EBITDA ranging from 4.5x to 6.5x and an discount of 17% was selected based upon a weighted average cost of capital analysis of selected public companies and was used to calculate a present value of 2012-2016 cash flows and the terminal value as of October 31, 2011
- As requested by the Special Committee, Blair has run sensitivities of on the Forecast . A range of 20% to 60% higher revenues than the forecasts has been assumed. All margins remain flat, capex and net working capital are also unchanged.
- The aggregate present value of these items represents the enterprise value range. An equity value range was determined by deducting net debt at June 30, 2011
- A range of per share prices was determined by dividing the derived equity value by the total diluted shares outstanding at each respective value, including in-the-money options and warrants

Equity Value per Share

Increase Over Base Scenario	Exit Multiple 4.5x	Exit Multiple 5.5x	Exit Multiple 6.5x
60.0%	$ 2.37	$ 2.76	$ 3.16
50.0%	2.13	2.51	2.88
40.0%	1.90	2.26	2.61
30.0%	1.66	1.99	2.33
20.0%	1.43	1.73	2.04

Premium/(Discount) per Share [1]

Increase Over Base Scenario	Exit Multiple 4.5x	Exit Multiple 5.5x	Exit Multiple 6.5x
60.0%	47.9%	72.8%	97.5%
50.0%	33.2%	57.0%	80.3%
40.0%	18.5%	41.0%	63.0%
30.0%	3.8%	24.7%	45.5%
20.0%	(10.9%)	8.4%	27.6%

(1) Current share price of $1.60 as of October 10, 2011.

PRELIMINARY DRAFT SUBJECT TO REVIEW

Hong Kong Listed Comparable Companies

William Blair & Company®

PRELIMINARY DRAFT SUBJECT TO REVIEW

Hong Kong Listed Comparable Companies

	Closing Price	Market	Total	Enterprise Value /						Price / Earnings Ratio	
				LTM		2011E		2012E			
	2011/10/14	Value (MM)	Value (MM)	Revenue	EBITDA	Revenue	EBITDA	Revenue	EBITDA	Cal. 11E	Cal. 12E
Hong Kong Listed Peers											
Anhui Conch Cement Co. Ltd.	$ 3.30	$ 16,301.1	$ 19,028.4	2.86 x	7.8 x	2.39 x	5.9 x	2.09 x	5.6 x	8.4 x	7.6 x
Asia Cement (China) Holdings Corp.	0.49	756.3	1,604.2	1.43	5.1	1.25	4.0	1.12	3.8	3.7	3.5
BBMG Corporation	0.85	6,517.3	9,821.7	2.47	12.5	1.98	8.1	1.59	6.5	5.9	4.6
China National Building Material Company Limite	1.11	5,969.8	16,742.2	1.66	7.5	1.48	5.7	1.29	4.9	4.5	4.0
China Resources Cement Holdings Ltd.	0.73	4,752.6	6,588.3	2.68	10.1	2.16	7.3	1.64	5.8	7.8	6.7
China Shanshui Cement Group Ltd.	0.75	2,118.0	3,124.2	1.35	5.1	1.16	3.8	1.00	3.5	5.0	4.6
West China Cement Limited	0.18	756.4	1,131.9	2.11	4.9	1.84	4.5	1.38	3.4	4.7	3.7
Median	**0.75**	**4,752.6**	**6,588.3**	**2.11**	**7.5**	**1.84**	**5.7**	**1.38**	**4.9**	**5.0**	**4.6**
Minimum	$ 0.18	$ 756.3	$ 1,131.9	1.35 x	4.9 x	1.16 x	3.8 x	1.00 x	3.4 x	3.7 x	3.5 x
Mean	1.06	5,310.2	8,291.6	2.08	7.6	1.75	5.6	1.45	4.8	5.7	4.9
Median	0.75	4,752.6	6,588.3	2.11	7.5	1.84	5.7	1.38	4.9	5.0	4.6
Maximum	3.30	16,301.1	19,028.4	2.86	12.5	2.39	8.1	2.09	6.5	8.4	7.6

(1) Total Value = Market Capitalization + Preferred Equity + Total Debt + Minority Interest - Cash and Equivalents. Assumes Cash and Equivalents for these companies represent excess cas
LTM = Latest Twelve Months, CAGR = Compound Annual Growth Rate, NA = Not Available, NMF = Not Meaningful.

Source: CapitalIQ as of October 14, 2011.

PRELIMINARY DRAFT SUBJECT TO REVIEW

Supporting Financial Schedules From the Company

William Blair & Company®

PRELIMINARY DRAFT SUBJECT TO REVIEW

Capital Expenditure Plan

Description	Price (Rmb)	Number	Rmb in total	Capex in USD	Time
Container truck	500,000	50	25,000,000		2012 Q3
Pump truck	4,600,000	3	13,800,000		
Machinery			45,000,000		
Others			15,000,000		
			98,800,000	15,000,000	
Container truck	500,000	50	25,000,000		2013 Q3
Pump truck	4,600,000	3	13,800,000		
Machinery			30,000,000		
Others			15,000,000		
			83,800,000	12,000,000	
Container truck	500,000	50	25,000,000		2014 Q3
Pump truck	4,600,000	3	13,800,000		
Machinery			45,000,000		
Others			15,000,000		
			98,800,000	15,000,000	
Container truck	500,000	30	15,000,000		2015 Q1
Pump truck	4,600,000	3	13,800,000		
Machinery			20,000,000		
Others			20,000,000		
			68,800,000	10,000,000	
Container truck	500,000	30	15,000,000		2015 Q3
Pump truck	4,600,000	3	13,800,000		
Machinery			20,000,000		
Others			20,000,000		
			68,800,000	10,000,000	
Container truck	500,000	30	15,000,000		2016 Q2
Pump truck	4,600,000	3	13,800,000		
Machinery			20,000,000		
Others			20,000,000		
			68,800,000	10,000,000	
		Total	**487,800,000**	**72,000,000**	

Source: Management as of October 10, 2011.